PLEASE DO NOT ALTER THIS PAGE.  IT IS CUT DIRECTLY INTO A MODEL.

LTV :	Fixed $	2/28 $	3/27 $
Below 70			12,209,213
70.01 to 75			16,180,261
75.01 to 80			85,925,599
80.01 to 85
85.01 to 90			5,572,937
90.01 to 95			5,688,250
95.01 to 100			125,576,261
100.01 plus

FICO
below 549			1,500,249
550 to 574
575 to 599
600 to 624			355,200
625 to 649			1,676,450
650 to 674			14,050,549
675 to 699			24,343,553
700 plus			83,650,260

Property Type:
Single-Family Detached			40,813,089
PUD			49,213,672
Condo			32,273,099
2+ Family Det.			3,042,350
Manufactured House
Other			234,050

Purpose:
Purchase			86,452,622
Refinance rate/term			21,724,934
Cash Out Refi (COF) Below 70 LTV			2,468,213
COF with LTV 70.01 to 75			2,936,583
COF with LTV 75.01 to 80			11,609,709
COF with LTV 80.01 to 85
COF with LTV 85.01 to 90			384,199
COF with LTV 90.01 to 95
COF with LTV 95.01 to 100
COF with LTV 100.01 plus
Other

Occupancy Status:
Owner Occupied			72,088,137
2nd Home			18,088,952
Investment			35,399,172
Other

5/25 $	Other	MH Stratification:
74,247,106	54,047,809	Total Balance
45,943,520	26,837,865	% Pool Balance
285,215,353	105,289,566	Ave. FICO
3,978,980	900,755	Ave. LTV
32,530,539	22,865,210	% Full Docs
42,324,137	16,726,856
215,504,884	67,916,342	Silent Seconds Stratification:
	692,950	Total Balance	301,747,364
		% Pool Balance	26.9%
		Ave. FICO	725
4,893,700	676,600	Ave. LTV	67.67
		% Full Docs	86.16%

1,424,650	1,346,532	Second Lien Stratification:
18,736,556	4,782,967	Total Balance	49,846,730
58,554,172	27,681,264	% Pool Balance	4.45
120,516,143	39,575,403	Ave. FICO	726
495,619,298	221,214,588	Ave. LTV	16.78
		% Full Docs	91.69%

217,493,914	108,822,435	LTV Above 90 Stratification:
359,308,558	152,721,292	Total Balance	348,853,491
111,289,069	31,661,532	% Pool Balance	31.13
4,863,700	1,100,050	Ave. FICO	725
		Ave. LTV	90.59
6,789,279	972,044	% Full Docs	62.04%

528,627,107	196,945,333
99,555,600	45,013,621
16,805,939	15,519,846
10,995,367	10,438,942
42,838,707	27,260,961

921,799
	28,000

	70,650

554,552,578	246,481,110
96,577,101	30,724,320
48,614,842	18,071,923

Loan Balance
Below 50,000	35,000	39,950	22,259,361
50,000.01 to 100,000	3,290,718	8,479,708	17,726,146
100,000.01 to 150,000	15,498,512	86,927,588	22,102,263
150,000.01 to 200,000	18,981,238	108,950,760	32,362,408
200,000.01 to 400,000	44,467,318	300,531,368	91,097,219
400,000.01 to 500,000	14,841,028	71,583,045	35,169,837
500,000.01 to 600,000	6,673,500	47,634,848	16,756,871
600,000.01 to 1,000,000	13,826,148	60,854,154	40,196,199
1,000,000.01 and above	7,962,800	14,743,100	17,607,050

Loan Term
>30 Years
30 Years	125,576,261	699,744,520	49,846,730
20 Years			24,246,408
15 Years			221,184,216
Other

Documentation Type
Full Documentation	78,946,537	452,993,175	215,217,663
Limited Documentation	0	0	0
Stated Docs with LTV below 70	3,543,648	21,988,755	16,169,287
Stated Docs with LTV 70.01 to 75	3,830,750	13,360,642	8,279,275
Stated Docs with LTV 75.01 to 80	25,174,674	56,206,340	20,112,950
Stated Docs with LTV 80.01 to 85	0	373,030	35,500
Stated Docs with LTV 85.01 to 90	2,753,838	11,287,739	7,300,242
Stated Docs with LTV 90.01 to 95	1,170,100	11,756,850	2,791,750
Stated Docs with LTV 95.01 to 100	0	92,015,888	14,799,371
Stated Docs with LTV above 100.01	0	0	0
Other	10,156,713	39,762,100	10,571,315

Lien Status
1st Lien	125,576,261	699,744,520	245,430,623
Second Liens with LTV below 85			1,835,365
Second Liens with LTV 85.01 to 90			11,839,599
Second Liens with LTV 90.01 to 95			8,078,619
Second Liens with LTV 95.01 to 100			27,400,197
Second Liens with LTV above 100.01			692,950

Interest Only
Dollar of Mortgage Type	125,576,261	699,744,520	295,277,353
Ave. FICO	716	727	730
Ave. LTV	78.08	84.71	81.33
% Stated Docs	29.04	29.86	23.53
% Full Docs	62.87	64.74	72.89